Exhibit 21

Subsidiaries
As of December 31, 2011

		%	JURISDICTION

XL Group plc			Ireland
XLIT Ltd.			Cayman
XL Company Switzerland GmbH			Switzerland
XL Capital Partners Corporation			Cayman
XL Capital Principal Partners I, L.L.C.			Delaware
EXEL Holdings Limited			Cayman
X.L. Property Holdings Limited			Bermuda
XL Insurance (Bermuda) Ltd			Bermuda
Mid Ocean Holdings Limited			Bermuda
XL London Market Group Ltd			UK
Brockbank Holdings Ltd			UK
Baltusrol Holdings Ltd			Bermuda
County Down Limited			UK
Dornoch Limited			UK
Stonebridge Underwriting Ltd			UK
XL London Market Ltd- Syndicate 1209			UK
XL London Market Services Ltd			UK
Denham Tower Underwriting Agents (PTY) Limited (in liquidation)			South Africa
XL Re Ltd			Bermuda
XL BCM Limited			UK
XL CCM Ltd (in liquidation)			UK
ECS Reinsurance Company Inc.			Barbados
Global Capital Underwriting Ltd.			UK
Fundamental Insurance Investments Ltd			Bermuda
FII Partners LLC	99		Delaware
FII Partners Ltd			Bermuda
FII Partners LLC	1		Delaware
XL Re Europe Limited			Ireland
XL Re Latin America Ltd			Switzerland
XL Latin America Investments Ltd			Bermuda
XL Re Brazil Holdings AG			Switzerland
XL Re Participacoes Brasil Ltda.			Brazil
XL Resseguros Brasil S.A.			Brazil
XL Re Latin America (Argentina SA)	80		Argentina

XL Re Latin Escritorio de Representacao no Brasil Ltda		Brazil
XL Re Europe Services AG (in liquidation)		Germany
XL PP Limited (in liquidation)		UK
XL (Brazil) Holdings Ltda		Brazil
XL Services (Bermuda) Ltd		Bermuda
XL Life Ltd		Bermuda
Reeve Court General Partner Limited		Bermuda
Reeve Court 4 Limited Partnership		Bermuda
Reeve Court 6 Limited Partnership		Bermuda
XL Gracechurch Limited		UK
XL Insurance (UK) Holdings Limited		UK
XL Capital Finance (Europe) plc		UK
XL Insurance Argentina S.A. Compañia de Seguros	90	Argentina
XL Services UK Limited		UK
XL Insurance Company Limited		UK
XL Insurance Argentina S.A. Compañia de Seguros	10	Argentina
XL Insurance (China) Company Ltd	49	China
XL Holdings Proprietary Limited		South Africa
XL Insurance Company Ltd		South Africa
XL Financial Holdings (Ireland) Limited		Ireland
XL Finance (Ireland) Limited		Ireland
XL Services Canada Ltd.		Canada
*X.L. America, Inc.		Delaware
XL Financial Solutions, Inc.		Delaware
XL Capital Investment Partners Inc.		Delaware
XL Group Investments Ltd		Bermuda
XLA Garrison L.P.		Delaware
NAC Re Corporation		Delaware
XL Reinsurance America Inc. *(A-65%) - NY		New York
XL Insurance (China) Company Ltd	51	China
Greenwich Insurance Company *(A-12%)		Delaware
Global Asset Protection Services, LLC		Connecticut
Global Asset Protection Services Company Limited		Japan
Global Asset Protection Services Consultancy (Beijing) Company Limited		China
XL Insurance America, Inc. *(A-10%)		Delaware
XL Select Insurance Company *(A-2%)		Delaware
XL Insurance Company of New York, Inc. * (A-3%)		New York
XL Specialty Insurance Company *(A-6%)		Delaware
Indian Harbor Insurance Company *(A-2%)		North Dakota

37 Lambert Road LLC		Delaware
XL Global, Inc.		Delaware
X.L. Global Services, Inc.		Delaware
XL Investment Management (USA) LLC		Delaware
Eagleview Insurance Brokerage Services, LLC		Delaware
XL Life and Annuity Holding Company		Delaware
XL Life Insurance and Annuity Company		Illinois
XL Asset Funding Company I LLC		Delaware
ECS, Inc. (in liquidation)		Pennsylvania
XL Investments Ltd		Bermuda
XL Capital Products Ltd		Bermuda
XL SGS Holdings Inc.		Delaware
Garrison Investments Inc. (**)		Barbados
Kensington Investments Inc.		Barbados
XLB Partners Inc.		Barbados
X.L. Investments (Barbados) Inc.		Barbados
ClearWater Opportunity Fund Ltd.		Cayman
XL (FINANCE) S.a.r.l.		Luxembourg
XL (INTERNATIONAL) S.a.r.l.		Luxembourg
XL (SERVICES) S.a.r.l.		Luxembourg
XL (SPECIALTY) S.a.r.l.		Luxembourg
XL (WESTERN EUROPE) S.a.r.l.		Luxembourg
XL Swiss Holdings Ltd		Switzerland
XL Re Latin America (Argentina SA)	20	Argentina
XL Insurance Switzerland Ltd.		Switzerland
Vitodurum Reinsurance Company Ltd.		Switzerland
XL Services Switzerland AG		Switzerland
XL India Business Services Private Limited		India
XL Insurance Mexico SA de CV		Mexico

*A = Company is a member of the Reinsurance America Inc. Pooling Agreement with individual company pooling % noted (**) - Limited Partner of XLA Garrison L.P.